Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-156450) of our report dated April 15, 2008 relating to the consolidated financial statements of ClearPoint Business Resources, Inc., which appears in such registration statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Lazar Levine & Felix LLP

Lazar Levine & Felix LLP

Morristown, New Jersey

December 30, 2008